SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                SECURITIES EXCHANGE ACT OF 1934


                 Date of Report - June 17, 1997
                (Date of earliest event reported)


                       UNIQUE MOBILITY, INC.
       (Exact name of registrant as specified in charter)

                             COLORADO
         (State or other jurisdiction of incorporation)


               1-10869                                 84-0579156
        (Commission File Number)         (I.R.S. Employer Identification No.)

  425 Corporate Circle, Golden, Colorado                 80401
  (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:    (303) 278-2002

                        UNIQUE MOBILITY, INC.

                              FORM 8-K


Item 5.  Other Events

The Company issued the following press release on June 17, 1997 announcing the signing of a memorandum of understanding regarding the formation of a strategic alliance to import, distribute and market electric scooters:


FOR IMMEDIATE RELEASE                   Contact: John S. Gould
                                                 Director Investor Relations
Release 97-7                                     Unique Mobility, Inc.
                                                 (303) 278-2002



        ================================================
           UNIQUE MOBILITY, INC. ANNOUNCES SIGNING OF
        MEMORANDUM OF UNDERSTANDING TO IMPORT AND MARKET
          ELECTRIC SCOOTERS IN NORTH AND SOUTH AMERICA
        ================================================



     Golden, CO --- June 17, 1997--- Unique Mobility, Inc. (AMEX: UQM) announced a memorandum of understanding for the formation of a strategic alliance to import, distribute and market electric motor scooters at a signing ceremony and press conference held today in Taipei, Taiwan R.O.C. The following is the text of the joint press release of the parties to the agreement:

     Taipei, Taiwan R.O.C. --- June 17, 1997 --- An international strategic alliance, organized by EV Global Motors Company (EVG), founded by Lee Iacocca, and Kwang Yang Motor Co., Ltd. (KYMCO) was announced today in order to cooperate in developing and marketing electric scooters. An era of clean and quiet transportation is at hand.

     Lee Iacocca, former Chairman and CEO of Chrysler Corporation, recently formed EVG in the United States to aggressively pursue the EV industry. He not only advocates "clean" transportation, but also plans to invite world class companies as his partners to develop and market EV products worldwide. Mr. Iacocca said, "The Taiwan scooter industry is well established with excellent manufacturing and distribution. I am pleased to be associated with KYMCO, a company committed to developing clean, quiet electric transportation."


     S.C. Wang, President of KYMCO stated, "KYMCO is an international company in the scooter and motorcycle industry. We are the largest scooter manufacturer in Taiwan, and are working to become the largest in the world for both gasoline and electric scooters in the future. We are pleased to have Mr. Iacocca visit us, and have confidence in our new cooperation with his company."

     KYMCO will coordinate its electric scooter development through its joint venture, Taiwan UQM Electric Co., Ltd. (Taiwan UQM), comprised of partners KYMCO, Unique Mobility and Turn-Luckily Technology Co., Ltd.(TLT).

     Ray A. Geddes, Unique's Chairman and CEO said, "This is a important day for all of our companies and for the world environment in which we and our children, and our children's children, will live, work and play throughout the next millennium. Unique is a world leader in the development of new transportation technologies that can move vehicles down the highway cleanly, silently and with the minimum use of energy. We are proud to be part of this world class team that we believe will set a world standard for others to follow for years to come."

     Unique Mobility is one of the world's leading developers of energy efficient electric and hybrid electric vehicle systems. It is a Golden, Colorado, based engineering concern and manufacturer of high efficiency permanent magnet motors and controls for automotive, aerospace and industrial applications. For more information on the Company please visit our world wide web site at http://www.UQM.com.

     Taiwan UQM is a Taiwan based manufacturer of electric motors and controls, and a licensee of UQM products, owned 39 percent by KYMCO, 39 percent by Unique and 22 percent by TLT.

     This release contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed in this release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's Registration Statement on Form S-3 dated March 24, 1997. These forward-looking statements represent the Company's judgment as of the date of this release.
The Company disclaims, however, any intent or obligation to update these forward-looking statements.

                           ###end###

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Unique Mobility, Inc.
                                        (Registrant)

                                    By: /s/ Donald A. French
                                            Donald A. French
                                            Treasurer and Controller
                                            (Principal Financial and
                                            Accounting Officer)

Date: June 18, 1997